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                                                                      Exhibit 10

                     Rosner Bresler Goodman & Unterman, LLP
                                521 Fifth Avenue
                              New York, NY  10175



                                                                 April 30, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                          Pax World Growth Fund, Inc.

Ladies and Gentlemen:

     The undersigned has reviewed Post-Effective Amendment No. 1 to Registration Statement No. 333-23549 of Pax World Growth Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                      /s/ ROSNER BRESLER GOODMAN & UNTERMAN, LLP

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                     Rosner Bresler Goodman & Unterman, LLP
                                521 Fifth Avenue
                               New York, NY 10175



                                                                  April 30, 1998
To the Shareholders and the Board of Directors of Pax World Growth Fund, Inc.

                               Consent of Counsel

     We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-23549 of Pax World Growth Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus and under the heading "Adviser, Sub-Adviser" in the Statement of Additional Information.

                                      /s/ ROSNER BRESLER GOODMAN & UNTERMAN, LLP